EXHIBIT 99.1







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GASCO
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ENERGY                                                         EXECUTIVE SUMMARY
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"AN UNPRECEDENTED  183,000 MEGAWATTS (MW) OF NEW ELECTRIC GENERATING CAPACITY IS
PLANNED IN THE U.S. OVER THE NEXT THREE YEARS - THE EQUIVALENT OF 366 UTILITY-SCALE, 500-MW PLANTS WITH 95% OF THE NEW CAPACITY FIRED BY NATURAL GAS." Platts, June 11, 2001

CORPORATE OVERVIEW
     DENVER-BASED GASCO ENERGY INC. (GASCO OR THE COMPANY) IS AN INDEPENDENT EXPLOITATION COMPANY FOCUSED ON DEVELOPING LARGE NATURAL GAS PROSPECTS IN THE ROCKY MOUNTAIN REGION OF THE U.S. Gasco's mission is to create shareholder value through the generation and development of high-potential exploitation prospects in the U.S. Rocky Mountains.

     The Rockies represents the largest untapped, drillable potential for natural gas supply in North America. The National Petroleum Council (NPC) estimates ultimate recovery of total gas reserves in the Rockies at 388 trillion cubic feet (Tcf). Of this estimated amount, only 15% of the region's hydrocarbons have been produced, compared to 58% along the Gulf Coast, 54% in the Mid-Continent and 30% in the Gulf of Mexico.

     The NPC estimates the greatest potential for non-associated natural gas in the Rocky Mountain region is concentrated in southwestern and south-central Wyoming, adjacent northwestern Colorado and northeastern Utah. This region includes the Uinta, Piceance and Greater Green River Basins. The Uinta
     Basin continues to hold the area's largest hydrocarbon resource potential from surface to 15,000 feet. About 25 to 30 percent of the drilling activity in these basins has been focused on targets at depths of less than 15,000 feet.

GASCO'S RIVERBEND PROJECT
     The Company has its primary focus (approximately 45% average working interest) in 135,000 acres in the Uinta Basin of northeastern Utah, a proven basin rich in natural gas. Phillips Petroleum, in a strategic alliance with Gasco, has drilled three wells on Gasco acreage. The first well was a successful natural gas discovery, finding an expected 2.0 billion cubic feet (Bcf) of gross natural gas reserves. The well is awaiting hookup to pipeline. As of the date of this report, the remaining two wells are drilling or waiting on completion.

     The Riverbend Project is centrally located in the Uinta Basin of northeastern Utah. This basin is one of the few basins in North America with significant remaining gas reserves. The basin has already produced one trillion cubic feet (Tcf) of gas from approximately 2,100 wells at depths ranging from 5,000 to 14,000 feet. The project is regionally extensive and covers large areas of potential basin-centered gas accumulations. The Company has interests in over 135,000 gross acres, with most of the acreage accumulated prior to the recent industry focus in the Uinta Basin.

     Gasco's geologic and engineering focus is concentrated on two tight sand formations in the basin: the underlying upper cretaceous Mesaverde formation and the lower tertiary Wasatch formation. Gasco's interests are relatively close to recent wells testing the Mesaverde formation. During the past 12 months Coastal Oil & Gas Corp, a subsidiary of El Paso Corporation, and Dominion Exploration & Production have drilled and completed more than 60 wells into or through the Mesaverde formation with 100% success. The information gathered from the wells in the Riverbend area has enabled Gasco to develop the geological


        July 26, 2001                                                     Page 1

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     model for the Mesaverde.  It has also provided  additional  evidence on the commercial viability of the thick tight gas formations underlying Gasco's lands.


COMPANY STRENGTHS, HIGHLIGHTS AND GROWTH STRATEGY
     o Gasco's highly experienced management team has a proven track record in natural gas exploration and development, including the development of several start-up exploration companies with an aggregate combined market capitalization exceeding $1 billion.

     o Gasco currently has 135,000 net acres in its Riverbend Project, located in the northeastern Utah. This large, contiguous acreage position in the Uinta Basin was principally contracted with third parties prior to the increase in natural gas prices and the industry's focus in the basin.

     o Gasco's properties are within close proximity to existing natural gas fields and pipelines. Gas plants operated by CIG, Questar and Williams provide immediate natural gas take-away capacity for the area. Questar's twenty-inch diameter system passes through the Company's Riverbend Project. Additional access to excellent gas markets on both coasts of the U.S. is available through five interstate and intrastate pipelines including CIG, NW, Kern, Questar and PSCO.

     o Phillips Petroleum Company, a top ten U.S. integrated energy company, entered into a joint operating agreement with Gasco in December 2000. Under this agreement, Phillips has now drilled and completed one well in the Riverbend Project within the Uinta Basin. The well is awaiting pipeline connection, and Phillips is currently drilling the second and third wells required of its 4 to 5 well earning requirement.

     o Gasco has received US$25.8 million in private placement equity financing to implement its exploitation and development strategy in the Uinta Basin. The Company anticipates the necessity of raising additional capital next year to finance its strategy of increasing shareholder value by:

         >   Developing  the  Company's  large  contiguous   acreage   positions
             utilizing modern drilling and completion technologies.

         > Continuing to selectively expand its acreage holdings in the Rocky Mountain area through a well-managed acquisition program.

         > Reducing risk and enhancing expertise through strategic industry alliances.





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STRONG GEO-TECHNICAL AND PETROLEUM ENGINEERING SUPPORT

     SPROULE ASSOCIATES INC. TECHNICAL EVALUATION
     Gasco retained Sproule Associates Inc. to prepare a prospect evaluation on the Riverbend area in order to obtain an independent assessment of the potential gas reserves and economic value of the Company's River Bend Project. Among their conclusions, Sproule confirmed that the reserves in the Wasatch and Mesaverde formations are similar to or better than those in analogous tight gas sand reservoirs in the Rocky Mountain region, and that there is significant potential to increase gas recoveries by using technologically advanced drilling and completion techniques similar to development work done in analogous fields throughout the Rocky Mountain area.

     NETHERLAND, SEWELL & ASSOCIATES ENGINEERING EVALUATION
     Dallas-based Netherland, Sewell & Associates is in the process of completing a detailed reservoir engineering and probabilistic reserve economics summary for the Company. The report is due for completion in mid-August.


NATURAL GAS INDUSTRY TRENDS
     The increased demand for natural gas has driven prices to historical highs. Following are some of the factors affecting the demand:

     o The majority of natural gas consumed in the U.S. is domestically produced (85%). In comparison, 50% of the oil consumed in the U.S. is domestically produced. Currently, natural gas provides more than 23% of all U.S. energy needs. As a result, natural gas consumption in the U.S. is expected to grow from approximately 22 trillion cubic feet (Tcf) in 2000 to approximately 30 Tcf by the year 2010.

     o Natural gas is the cleanest burning fossil fuel. It is used in electricity generation, and in industrial and residential applications because of its lower Btu costs and more environmentally "friendly" properties.

     o The improving pipeline infrastructure in the Rocky Mountains is enabling easier natural gas deliveries throughout the U.S.


EXCHANGE LISTING AND SHARE STRUCTURE
     Gasco is a reporting company under the Securities Exchange Act of 1934 and has a trading symbol, GASE, on the NASDAQ Over-the-Counter Bulletin Board system. The Company's goal is to obtain a listing on The American Stock Exchange during the second half of 2001. Gasco has 26,000,000 primary outstanding shares, 39,952,500 shares on a fully diluted basis.


CONTACT INFORMATION
                GASCO ENERGY, INC.
                14 Inverness Drive East, Suite H-236
                Englewood, CO 80112 USA
                Phone: (303) 483-0044
                Fax: (303) 483-0011
                Website: www.gascoenergy.com
                Email: INVEST@GASCOENERGY.COM




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                                                                          ENERGY
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FORWARD-LOOKING STATEMENTS AND RISK

The information included in this report includes forward-looking statements regarding Gasco Energy, Inc., its future plans and expected performance based on assumptions we believe to be reasonable. A number of risks and uncertainties could cause actual performance to differ materially from these statements, including without limitation, fluctuations in the price of natural gas and crude oil, the success rate of drilling efforts, expected production levels, operating expenses, capital expenditures, completion of gathering and pipeline projects as expected, the ability of Gasco to secure needed capital, and availability of equipment and personnel, as well as other risk factors described from time to time in presentation of this plan. All of the assumptions of value and drilling require funding over what can currently be provided by Gasco.

This report prepared for GASCO Energy, Inc. as a matter of information and is not intended to be a complete description of the Company or its investment merits. The information contained herein has been obtained from the Company, as well as sources believed to be reliable, but is not guaranteed as to its accuracy or completeness. This report is not to be construed as an offer or solicitation to buy or sell securities.













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